UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2004

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-32877	04-3562325
(Commission File Number)	(IRS Employer Identification No.)

189 Wells Avenue, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

(617) 559-0033

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure

On August 12, 2004 we entered into a Securities Purchase Agreement with certain institutional investors named therein (the “Purchasers”) relating to the private placement of shares of our common stock, $.001 par value per share (“Common Stock”), and common stock purchase warrants (the “Warrants”). We also entered into a related Registration Rights Agreement. As a result, we will issue to the Purchasers (i) 2,000,000 shares of Common Stock (the “Shares”) at a price of $3.00 each, for gross proceeds of $6,000,000, and (ii) 2,000,000 Warrants, exercisable at $4.20 per share of Common Stock, subject to customary adjustments, until August 12, 2009.

For its services as placement agent in connection with the transaction, we are obligated to compensate Rodman & Renshaw, Inc. in cash and by issuance of 100,000 Warrants exercisable at $4.20 per share of Common Stock, subject to customary adjustments, until August 12, 2009.

Copies of the Securities Purchase Agreement, Registration Rights Agreement and form of the Warrants issued to the Purchasers and to Rodman & Renshaw, Inc., as well as our August 12, 2004 press release announcing the closing of the private placement, are filed as exhibits to this report and are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

10.1	Securities Purchase Agreement dated August 12, 2004, by and among Pro-Pharmaceuticals, Inc. and the Purchasers named therein.

10.2	Registration Rights Agreement dated August 12, 2004, by and among Pro-Pharmaceuticals, Inc. and the Purchasers named therein.

10.3	Form of Common Stock Purchase Warrant to be issued to the Purchasers under the Purchase Agreement and to Rodman & Renshaw, Inc.

99.1	Press Release of Pro-Pharmaceuticals, Inc. dated August 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ DAVID PLATT
David Platt President and Chief Executive Officer

Date: August 16, 2004

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